UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2006
THE DUN & BRADSTREET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, New Jersey	07078

(Address of principal executive offices)	(Zip Code)
(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 1.01 Entry Into A Material Definitive Agreement	1
SIGNATURES	2
PURPOSE OF FILING
     The purpose of this filing is to report to you actions taken by our Compensation and Benefits Committee with respect to the 2006 annual base salary compensation of certain of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K.
( i )

Item 1.01 Entry Into a Material Definitive Agreement.
     On January 30, 2006, the Compensation and Benefits Committee approved, with respect to the Company’s named executive officers, the following annual base salary increases:

Name and Position:	2005 Base Salary:	2006 Base Salary:

Mr. Steven Alesio	$750,000	$800,000
Chairman and Chief Executive Officer

Ms. Sara Mathew	$450,000	$500,000
Chief Financial Officer and President, D&B International

Mr. James Burke	$300,000	$360,000
Senior Vice President, Global Solutions and Chief Marketing Officer
     Base salary is just one element of the Company’s compensation program for executive officers. A description of the Company’s compensation program elements can be found in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2005 and in future Proxy Statement filings with the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation
By:	/s/ David J. Lewinter
David J. Lewinter
Senior Vice President, General Counsel & Corporate Secretary

DATE: February 3, 2006